UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Via Email. Subject: Your voice matters: Vote in ExxonMobil’s Annual Shareholder meeting

Hello Shareholder,

As a valued investor, we want to ensure your voice is heard. That’s why we’re reaching out to remind you of our upcoming Annual Shareholder Meeting on May 29 at 9:30 a.m. Central Time, and the critical role your vote plays in shaping the future of our company.

By casting your vote, you contribute directly to key decisions, elect board members, and provide valuable feedback on important matters affecting our business and your investment.

More information on how to vote and the key issues up for consideration can be found in the 2024 Proxy Statement. Your vote is vital, and we appreciate your commitment to our company’s continued success.

Thank you for investing in ExxonMobil.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com

Via Email. Subject: Make your voice heard: Vote in ExxonMobil’s Annual Shareholder Meeting

Hello Shareholder,

We’re excited to share more details about the upcoming Annual Shareholder Meeting and the important agenda items that need your vote. Your participation in the process is critical, as your input helps shape the future direction of our company.

Here’s what our Board recommends on the key items up for vote:

•	Re-elect our directors

•	Approve the independent auditors

•	Approve executive compensation

•	Reject four Shareholder proposals

Our Board thoughtfully considered and assessed each proposal. We encourage you to read the recommendations for each in the 2024 Proxy Statement.

To cast your vote, please follow the instructions provided in your proxy materials, which you should have received by mail. Voting instructions are also available online.

In appreciation for every retail shareholder account that votes at or before the meeting on May 29, we will make a $1 charitable donation to Khan Academy®.

Need more information? Review our 2023 Annual Report for more on our financial and operating results for the year.

Thank you for investing in ExxonMobil.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com

Via Email. Subject: Last chance to vote: ExxonMobil Annual Shareholder meeting

Hello Shareholder,

Just a reminder that the deadline to vote in our upcoming Annual Shareholder Meeting is quickly approaching. Don’t miss your chance to have a say in the future of our company.

The meeting is being held on May 29 at 9:30 a.m. Central Time.

Please be sure to cast your vote using the instructions provided in your proxy materials. Voting instructions are also available online.

In appreciation for your vote before the meeting, we will make a $1 charitable donation to Khan Academy®. With nearly 3 million retail shareholders, this can add up to a major contribution to further STEM education.

For more information on the agenda items and voting process, please review our 2024 Proxy Statement. Our Board has provided a thoughtful evaluation and recommendation for each proposal, advising to vote FOR Items 1-3 and AGAINST Items 4-7.

Need more information? Review our 2023 Annual Report for more on our financial and operating results for the year.

Thank you for investing in ExxonMobil.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com

Via Email. Subject: Final call: Vote in the ExxonMobil Annual Shareholder Meeting

Hello Shareholder,

This is your final reminder to cast your vote in our Annual Shareholder Meeting before the deadline passes. Your participation is crucial in shaping the future of our company, and we don’t want you to miss out on this opportunity to be heard.

Before you vote, please review our 2024 Proxy Statement where our Board has provided a thoughtful evaluation and recommendation for each proposal. Our Board recommends voting FOR Items 1-3 and AGAINST Items 4-7.

To vote, follow the instructions provided in your proxy materials or go online.

In appreciation for every retail shareholder account that votes before the meeting, we will make a $1 charitable donation to Khan Academy®, which is helping to advance educational opportunities in Science, Technology, Engineering and Math.

Your vote matters, and we’re counting on your support.

Need more information? Review our 2023 Annual Report for more on our achievements of the past year and our plans to grow long-term shareholder value through 2027.

Thank you for investing in ExxonMobil.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com

Your vote is important

You may vote at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to participate in the virtual meeting.

You can vote by proxy conveniently one of the following ways:

Online

If your control number has 15 digits:

Follow the instructions at

envisionreports.com/xom

If your control number has 16 digits:

Follow the instructions at proxyvote.com

If your control number has any other number of digits:

Follow the instructions you received from your bank, brokerage firm, or other intermediary

Your control number can be found on your

proxy card, Notice or the email you’ve received

with this material.

Mail

Complete, sign, date, and return your

proxy card in the enclosed

envelope received with your proxy

materials. If you receive a Notice and

would like to vote by mail, please

follow the instructions in the Notice

to obtain paper proxy materials.